As filed with the Securities and Exchange Commission on August 21, 1997
                                                  Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               HESKA CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                                 77-0192527
(State or other jurisdiction                                   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1825 Sharp Point Drive
                         Fort Collins, Colorado  80525
          (Address, including zip code, of principal executive offices)

                                1988 STOCK PLAN
                         1994 KEY EXECUTIVE STOCK PLAN
                           1997 STOCK INCENTIVE PLAN
                           (Full Titles of the Plans)

                                                            Copy to:
    FRED M. SCHWARZER                                   KAREN A. DEMPSEY
    Heska Corporation                              Pillsbury Madison & Sutro LLP
  1825 Sharp Point Drive                                  P.O. Box 7880
Fort Collins, Colorado 80525                       San Francisco, CA  94120-7880
      (970) 493-7272                                      (415) 983-1000
----------------------------                       -----------------------------
(Name, address and telephone number,
including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                             Proposed Maximum        Proposed Maximum
        Title of Securities              Amount To            Offering Price        Aggregate Offering          Amount of
         To Be Registered              Be Registered             per Share                 Price            Registration Fee
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value          1,785,869               $0.79(1)              $1,410,837(3)             $428(5)
 per share, to be issued upon
 exercise of options granted
 under the 1988 Stock Plan

 Common Stock, $0.001 par value           125,000                $1.03(1)               $128,750(3)              $39(5)
 per share, to be issued upon
 exercise of options granted
 under the 1994 Key Executive
 Stock Plan

 Common Stock, $0.001 par value          1,612,461               $7.44(2)             $11,996,710(4)            $3,636(5)
 per share, to be issued upon
 exercise of options granted
 under the 1997 Stock Incentive
 Plan

================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as Amended (the "Securities Act") under which rule the per share price of outstanding options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,785,869 shares subject to outstanding options under the 1988 Stock Plan is $0.79. The weighted average exercise price of the 125,000 shares subject to outstanding options under the 1994 Key Executive Stock Plan is $1.03. No shares are available for future grant under either of the 1988 Stock Plan or the 1994 Key Executive Stock Plan.

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act and, in party, pursuant to Rule 457(c) under the Securities Act. With respect to the 540,780 shares which are subject to outstanding options to purchase Common Stock under the 1997 Stock Incentive Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h). The weighted average exercise price of the 540,780 shares subject to outstanding options under the 1997 Stock Incentive Plan is $4.96. With respect to the 1,071,681 shares of Common Stock available for future grant under the 1997 Stock Incentive Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average of the high and low price of the Registrant's common stock as reported on the Nasdaq National Market on August 19, 1997, which average was $8.688. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

(3) The Proposed Maximum Aggregate Offering Price was estimated pursuant to Rule 457(h) under the Securities Act based on the aggregate exercise price of options as described in Note 1.

(4) The Proposed Maximum Aggregate Offering Price was estimated pursuant to Rule 457(h) under the Securities Act based on the aggregate exercise price of options as described in Note 2.

(5)    Total filing fee for the filing of this Registration Statement is
       $4,103.00

                               -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*

              *      Information required by Part I to be contained in the
       Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Certain Documents by Reference.

              The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

              (1) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

              (2) Registrant's prospectus dated June 30, 1997 filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-25767 (the "Form S-1 Registration Statement")), which contains the balance sheets of the Registrant as of December 31, 1995 and 1996 and March 31, 1997 (unaudited) and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1997 (unaudited), together with the report thereon of Arthur Andersen LLP, independent public accountants, and the statements of income and cash flows of Diamond Animal Health, Inc., for the years ended March 31, 1995 and 1996, together with the reports thereon of Ernst & Young LLP and McGladrey & Pullen, LLP, independent public accountants.

              (3) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed April 24, 1997.

              In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              The financial statements of Heska Corporation incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, and the financial statements of Diamond Animal Health, Inc. incorporated by reference in this registration statement have been audited by McGladrey & Pullen, LLP and Ernst & Young LLP, independent public accountants, to the extent indicated in each of their reports thereon also incorporated by reference. Such financial statements have been incorporated herein by reference in reliance upon each of such reports given upon the authority of said firms as experts in auditing and accounting.


Item 6.       Indemnification of Directors and Officers.

              Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article XI of the Registrant's Restated Certificate of Incorporation (Exhibit 3.1(c) to the Form S-1 Registration Statement) provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

              The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

              The Company has entered into separate indemnification agreements (a form of which has been filed as Exhibit 10.18 to the Form S-1 Registration Statement) with each of its directors and certain of its executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as a director or executive officer, as the case may be, to the fullest extent not prohibited by law.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              See Index to Exhibits.

Item 9.       Undertakings.

              (a)    The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)    To include any prospectus required by
              section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the post-registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on August 21, 1997.

                                   HESKA CORPORATION


                                   By /s/ FRED M. SCHWARZER
                                      ---------------------------------------
                                                Fred M. Schwarzer
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred M. Schwarzer, Robert B. Grieve, William G. Skolout and Deborah E. Robbins, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


   Name                                     Title                                        Date
   ----                                     -----                                        ----
   /s/ FRED M. SCHWARZER                  President and Chief Executive Officer          August 21, 1997
----------------------------------        (Principal Executive Officer) and
        Fred M. Schwarzer                 Director


  /s/ WILLIAM G. SKOLOUT                  Chief Financial Officer
----------------------------------        (Principal Financial Officer and Accounting    August 21, 1997
       William G. Skolout                 Officer)



   Name                                     Title                                        Date
   ----                                     -----                                        ----
   /s/ A. BARR DOLAN                      Chairman of the Board                         August 21, 1997
----------------------------------
        A. Barr Dolan


   /s/ ROBERT B. GRIEVE, PH.D.            Chief Scientific Officer and Vice             August 21, 1997
----------------------------------        Chairman
        Robert B. Grieve, Ph.D.



   /s/ LYLE A. HOHNKE, PH.D.              Director                                      August 21, 1997
----------------------------------
        Lyle A. Hohnke, Ph.D.


   /s/ DENIS H. POMROY                    Director                                     August 21, 1997
----------------------------------
        Denis H. Pomroy


   /s/ LYNNOR B. STEVENSON, PH.D.         Director                                     August 21, 1997
----------------------------------
        Lynnor B. Stevenson, Ph.D.


   /s/ GUY TEBBIT, PH.D.                  Director                                     August 21, 1997
----------------------------------
        Guy Tebbit, Ph.D.


                               INDEX TO EXHIBITS



Exhibit
Number       Exhibit
------       -------
4.1          Specimen Common Stock Certificate(1)

5.1          Opinion regarding legality of securities to be offered.

10.1         1988 Stock Plan of Registrant.

10.2         Form of Option Agreement for 1998 Stock Plan.

10.3         1994 Key Executive Stock Plan of Registrant.

10.4         Form of Option Agreement for 1994 Key Executive Stock Plan.

10.5         1997 Stock Incentive Plan of Registrant.(2)

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of McGladrey & Pullen, LLP.

23.3         Consent of Ernst & Young LLP.

23.4         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1         Power of Attorney (included on page 5).





----------------------------------
                   (1) Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, File No. 333-25767.

                   (2) Incorporated by reference to Exhibit 10.19 to Registrant's Registration Statement on Form S-1, File No. 333-25767.